SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 3, 2009
Date of Report
(Date of Earliest Event Reported)
Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 649-2311
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities
     On November 3, 2009, Synovus accepted for exchange $29,820,000 in aggregate principal amount of its outstanding 4.875% Subordinated Notes Due 2013 (the “Tendered Notes”) pursuant to its offer to exchange up to 50 million newly issued shares of its common stock for any and all of its outstanding 4.875% Subordinated Notes Due 2013 (the “Exchange Offer”). Pursuant the terms of the Exchange Offer, Synovus issued 9,444,161 shares of its common stock (the “Exchanged Shares”) as consideration for the Tendered Notes on November 4, 2009, the settlement date of the Exchange Offer. The Exchanged Shares were issued in a transaction that was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon an exemption from registration provided under Section 3(a)(9) of the Act.

Item 8.01	Other Events
      On November 3, 2009, Synovus issued a press release announcing the final results of its Exchange Offer. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 3, 2009.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)
Dated: November 6, 2009	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary

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